UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report January 6, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 6, 2010, at the Citi Entertainment, Media and Telecommunications Conference, Ivan G. Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc. (Verizon), provided an update of Verizon’s financial performance.

In his presentation, Mr. Seidenberg stated that:

- Verizon estimates that 2009 adjusted earnings per share (EPS) will be approximately 13 to 15 cents lower than 2008 adjusted EPS of $2.54 and that revenues in 2009 will be higher than those in 2008. (Adjusted EPS is calculated based on net income attributable to Verizon before special items, which eliminate items of revenues, expenses, gains and losses primarily as a result of their non-operational or non-recurring nature.)

- For the fourth quarter 2009, Verizon expects to achieve more than 1 million wireless retail postpaid net customer additions and also expects a significantly larger number of net customer additions from the wireless reseller channel than in prior periods.

- Verizon’s business plan is focused on growing revenues, reducing churn and increasing profitability and cash flow across all business units. Its long-term goal is that the combination of dividend growth and earnings growth will provide an average annual return to investors of approximately 10%.

- Verizon expects that in 2010 it will achieve modest year-over-year growth in adjusted EPS, excluding the impacts related to strategic transactions and any incremental pension and benefit impacts.

- Verizon Wireless continues to expect that it will begin providing 4G Long-Term Evolution (LTE) service in 25 to 30 markets covering 100 million POPs (points of presence) by the end of 2010. In addition, within 24 months following its commencement of LTE service, Verizon Wireless expects to provide LTE service to 80 to 90 percent of the contiguous United States.

Verizon expects that adjusted EPS for fourth quarter 2009 will be approximately $0.53 to $0.55. Verizon expects that strong wireless subscriber growth and device upgrades that were higher as a percentage of the retail postpaid customer base than in prior periods will cause wireless operating income margins to be lower in the fourth quarter 2009 than in the third quarter 2009. Verizon expects that the Wireline segment’s EBITDA margin will not improve in the fourth quarter 2009 as compared to the third quarter 2009 as a result of access line losses and economic conditions which continue to affect Verizon’s business markets.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Note: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	January 8, 2010	/S/ ROBERT J. BARISH
Robert J. Barish
Senior Vice President and Controller